Exhibit 10.18

KINDERCARE LEARNING COMPANIES, INC.

2022 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Capitalized terms not specifically defined in this Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2022 Incentive Award Plan (as amended from time to time, the “Plan”) of KinderCare Learning Companies, Inc. (the “Company”).

The Company hereby grants to the participant listed below (“Participant”) the Restricted Stock Units described in this Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:	[Insert Participant Name]

Grant Date:	[Insert Grant Date]

Number of RSUs:	[Insert Number of RSUs]

Vesting Commencement Date:	[Insert Vesting Commencement Date]

Vesting Schedule:	The RSUs shall vest as to twenty-five percent (25%) of the Shares subject thereto on the first anniversary of the Grant Date and as to the remaining RSUs in equal quarterly installments on each quarterly anniversary thereafter such that one hundred percent (100%) of the RSUs shall be fully vested on the fourth anniversary of the Grant Date, subject to Participant’s continued status as a Service Provider through the applicable vesting dates.

By accepting this Award electronically through the Plan service provider’s online grant acceptance policy, Participant agrees to be bound by the terms and conditions of the Plan, the Management Stockholders Agreement, the Agreement and the Grant Notice. Participant has reviewed the Agreement, the Plan, the Management Stockholders Agreement and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement, the Management Stockholders Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice and the Agreement.

KINDERCARE LEARNING COMPANIES, INC.	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:

EXHIBIT A

TO RESTRICTED STOCK UNIT GRANT NOTICE

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of RSUs set forth in the Grant Notice.

ARTICLE I.

GENERAL

Section 1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement,

(a) “Cessation Date” shall mean the date of Participant’s Termination of Service (regardless of the reason for such termination).

(b) “Participating Company” shall mean the Company or any of its parents or Subsidiaries.

(c) “Publicly Listed Company” shall mean that the Company or its successor (i) is required to file periodic reports pursuant to Section 12 of the Exchange Act and (ii) the Shares (or other securities of the Company) are listed on one or more national securities exchanges (within the meaning of the Exchange Act) or a successor quotation system.

Section 1.2 Incorporation of Terms of Plan. The RSUs and the shares of Common Stock issued to Participant hereunder (“Shares”) are subject to the terms and conditions set forth in this Agreement, the Management Stockholders Agreement and the Plan (including, without limitation, Section 10.6 thereof), which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control, and in the event of any inconsistency between this Agreement and the Management Stockholders Agreement, the Management Stockholders Agreement will control.

ARTICLE II.

AWARD OF RESTRICTED STOCK UNITS

Section 2.1 Award of RSUs

(a) In consideration of Participant’s past and/or continued employment with or service to a Participating Company and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Article VIII of the Plan. Each RSU represents the right to receive one Share at the times and subject to the conditions set forth herein. However, unless and until the RSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares or applicable cash payment, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

Section 2.2 Vesting of RSUs.

(a) Subject to Participant’s continued employment with or service to a Participating Company on each applicable vesting date and subject to the terms of this Agreement, the RSUs shall vest in such amounts and at such times as are set forth in the Grant Notice.

(b) In the event Participant incurs a Termination of Service, except as may be otherwise provided by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all RSUs granted under this Agreement that have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such RSUs that are not so vested shall lapse and expire.

(c) Notwithstanding the Grant Notice or the provisions of Section 2.2(a) and (b), (i) upon the occurrence of the Cessation Date by reason of Participant’s Termination of Service due to death or Disability, the RSUs shall become vested in full upon such Cessation Date[, or (ii) in the event of a Qualifying Retirement, the RSUs will remain outstanding and eligible to vest subject to and in accordance with the terms of this Agreement without regard for any requirement of continued service].

Section 2.3

(a) Distribution or Payment of RSUs. Upon each vesting date prior to the Company becoming a Publicly Listed Company, (i) 50% of Participant’s RSUs that vested on such date shall be distributed in Shares (either in book-entry form or otherwise) within 60 days following such date and (ii) Participant shall receive a cash payment equal to the Fair Market Value of 50% of Participant’s RSUs that vested on such date, less the amount of tax withholdings applicable to 100% of the RSUs that vested on such date. Upon each vesting date following the date the Company becomes a Publicly Listed Company, 100% of Participant’s RSUs that vested on such date shall be distributed in Shares (either in book-entry form or otherwise) within 60 days following such vesting date. Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A.

(b) All share distributions shall be made by the Company in the form of whole Shares.

Section 2.4 Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, if applicable, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, (d) the receipt of full payment of any applicable withholding tax in accordance with Section 2.5 by the Participating Company with respect to which the applicable withholding obligation arises and (e) the receipt of a joinder or other agreement in the form provided by the Company signed by the Participant stating that the Shares received upon settlement of the RSUs are subject to the terms of the Management Stockholders Agreement.

Section 2.5 Tax Withholding. Notwithstanding any other provision of this Agreement:

(a) The Participating Companies have the authority to deduct or withhold, or require Participant to remit to the applicable Participating Company, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Participating Companies may withhold or Participant may make such payment in one or more of the forms specified below:

(i) by cash or check made payable to the Participating Company with respect to which the withholding obligation arises;

(ii) by the deduction of such amount from other compensation payable to Participant;

(iii) with respect to any withholding taxes arising in connection with the vesting or settlement of the RSUs, with the consent of the Administrator, by requesting that the Company withhold a net number of vested shares of Stock otherwise issuable pursuant to the RSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(iv) with respect to any withholding taxes arising in connection with the vesting or settlement of the RSUs, with the consent of the Administrator, by tendering to the Company vested shares of Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(v) with respect to any withholding taxes arising in connection with the vesting or settlement of the RSUs, if the Company is a Publicly Listed Company, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Stock then issuable to Participant pursuant to the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Participating Company with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Participating Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi) in any combination of the foregoing.

(b) With respect to any withholding taxes arising in connection with the RSUs, in the event Participant fails to provide timely payment of all sums required pursuant to Section 2.5(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.5(a)(ii) or Section 2.5(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing shares of Stock issuable (or cash payment) with respect to the RSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.

(c) In the event any tax withholding obligation arising in connection with the RSUs will be satisfied under Section 2.5(a)(iii), then if the Company is a Publicly Listed Company, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those shares of Stock then issuable to Participant pursuant to the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Participating Company with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.5(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any shares of Stock in settlement of the RSUs to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 2.5(c) if such delay will result in a violation of Section 409A of the Code.

(d) Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action any Participating Company takes with respect to any tax withholding obligations that arise in connection with the RSUs. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.

Section 2.6 Rights as Stockholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

Section 2.7 Restrictive Covenants; Forfeiture. The Participant hereby acknowledges and agrees that in consideration for the grant of the RSUs, the Participant agrees to comply with the restrictive covenants set forth on Annex A hereto (the “Restrictive Covenant Agreements”). In the event the Participant materially breaches the Restrictive Covenant Agreements or any other written covenants between such Participant and any Participating Company, the Participant shall immediately forfeit any and all RSUs granted under this Agreement (whether or not vested), and Participant’s rights in any such RSUs shall lapse and expire. For the avoidance of doubt, such forfeiture, lapse and expiration shall not limit the Participating Companies’ ability to seek other remedies for such breach.

ARTICLE III.

OTHER PROVISIONS

Section 3.1 Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the

Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

Section 3.2 RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Administrator, the RSUs may be transferred to Permitted Transferees, pursuant to any such conditions and procedures the Administrator may require.

Section 3.3 Adjustments. The Administrator may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Article VIII of the Plan.

Section 3.4 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Vice President of Total Rewards of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last email or physical address reflected on the Company’s records. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email (to Participant only) or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 3.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 3.6 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 3.7 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

Section 3.8 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant.

Section 3.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Section 3.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 3.11 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Participating Company or shall interfere with or restrict in any way the rights of any Participating Company, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent (a) expressly provided otherwise in a written agreement between a Participating Company and Participant or (b) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.

Section 3.12 Entire Agreement. The Plan, the Management Stockholders Agreement, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

Section 3.13 Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A and shall be interpreted consistent with such intent. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other Person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

Section 3.14 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

Section 3.15 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs.

Section 3.16 Clawback. The RSUs (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or settlement of the RSUs or the receipt or resale of any Shares underlying the RSUs) will be subject to any Company claw-back policy as in effect from time to time, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder).

Section 3.17 Liquidity Program. After the fourth anniversary of the Grant Date, if the Company is not yet a Publicly Listed Company, then on such date(s) as may be determined by the Company (but no less than annually), the Company shall establish a program pursuant to which, upon the request of the Participant, it may redeem all or a portion of the outstanding RSUs and/or Shares acquired upon settlement of the RSUs held by the Participant and pursuant to such other terms and conditions as the Company may establish in its discretion.

Section 3.18 Lock-Up. Participant hereby agrees that, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of Common Stock or securities of the Company, Participant will not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the managing underwriter and agreed to in writing by the Company and otherwise consistent with the lock-up for other employees of the Company and its Subsidiaries) following the effective date of a registration statement of the Company. Participant also agrees to execute any agreements reflecting the foregoing as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the Shares (or other securities) subject to the foregoing restriction until the end of said “lock-up” period.

.* * * * *

Annex A

RESTRICTIVE COVENANTS AGREEMENT

1. In consideration for the grant of the Restricted Stock Units (“RSUs”) and as an express condition to participation in the KinderCare Learning Companies, Inc. 2022 Incentive Award Plan (the “Plan”), each Participant acknowledges and agrees that such Participant is bound by the provisions of this Restrictive Covenants Agreement. Notwithstanding any provision of the Agreement to which this is attached as an exhibit to the contrary, if a Participant violates any of his or her obligations under this Restrictive Covenants Agreement (or any similar confidentiality, return of property, non-competition, non-solicitation, non-disparagement, or intellectual property covenant that runs in favor of any Participating Company and by which such Participant is bound, the terms of which are incorporated herein by reference (collectively, “Similar Covenants”)), then the Company (and its applicable affiliates) shall be relieved of all obligations to provide or make available any further payments or benefits to the Participant pursuant to this Agreement, and the Company may require the Participant to repay or forfeit to the Company (on a pre-tax or after-tax basis) any such payments or benefits that the Participant was previously provided by the Company or any of its affiliates. For the avoidance of doubt, each Participant shall remain obligated to comply with any Similar Covenants in addition to the provisions of this Restrictive Covenants Agreement.

[2. Proprietary Information. Each Participant agrees that the Participant shall not use for the Participant’s own purpose or for the benefit of any person or entity (including, without limitation, a Competing Business (as defined below)) other than the Participating Companies or their respective shareholders or affiliates, nor shall the Participant otherwise disclose to any individual or entity at any time while the Participant is employed or engaged by the Company or thereafter any Proprietary Information of the Company unless such disclosure (a) has been authorized by the Board of Directors of the Company (the “Board”); (b) is reasonably required within the course and scope of the Participant’s employment or service with the Company; or (c) is required by law, a court of competent jurisdiction or a governmental or regulatory agency. “Proprietary Information” shall mean (a) the name or address of any customer, supplier or parent or subsidiary entity of the Participating Company or any information concerning the transactions or relations of any customer, supplier or parent or subsidiary of any Participating Company or any of its shareholders; (b) any information concerning any product, service, technology or procedure offered or used by any Participating Company, or under development by or being considered for use by any Participating Company; (c) any information relating to marketing or pricing plans or methods, capital structure, or any business or strategic plans of any Participating Company; (d) any inventions, innovations, trade secrets, patents and processes in any way relating, directly or indirectly, to the Participating Companies’ business developed by any Participating Company, the Participant alone or in conjunction with others; and (e) any other information which the Board has determined by resolution and communicated to the Participant in writing to be proprietary information for purposes hereof; provided, however, that “Proprietary Information” shall not include any information that is or becomes generally known to the public other than through actions of the Participant in violation of the restrictive covenants set forth in this Restrictive Covenants Agreement or any Similar Covenants.

3. Non-Competition. The Participant acknowledges that in the course of the Participant’s employment or service with the Company the Participant will become familiar with Proprietary Information and that the Participant’s services will be of special, unique and extraordinary value to the Company. Therefore, the Participant agrees that, for a period of twelve (12) months following the participant’s termination of service with the Company (the “Restricted Period”), the Participant shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with any business of the Company within the United States, Canada and any other geographical area in which the Company then engages in business or engaged in business at any time during the Participant’s employment or service with the Company (such business, “Competing Business”). Nothing herein shall prohibit the Participant from being a passive owner of not more than two percent (2%) of the outstanding equity of any entity which is publicly traded or a mutual investment fund so long as the Participant has no direct or indirect active participation in the business of such entity.

4. Non-Solicitation. During the Restricted Period, the Participant shall not directly or indirectly (a) induce or attempt to induce any employee of the Company to terminate such employment, or in any way interfere with the employee relationship between the Company and any such employee; (b) hire any person who is, or, at any time during the twelve (12)-month period immediately prior to the date of the Participant’s termination of employment, was, an employee of the Participating Company; or (c) induce or attempt to induce any person having a business relationship with the Company to cease doing business with the Company or interfere materially with the relationship between any such person and the Company.]1

[2. Proprietary Information.

The Participant acknowledges that, in the course of the Participant’s employment with the Company, the Participant has acquired and will continue to acquire trade secrets and other Proprietary Information (as defined below) about the business, operations, customers, vendors and trade connections of the Participating Companies, the Participant will develop critical relationships with the Company’s customers, and the Participant’s services will be of special, unique and extraordinary value to the Company. In exchange for the Company’s agreement to provide its Proprietary Information and trade secrets and in consideration for the RSUs granted under this Agreement, the Participant agrees that the Participant shall not use for the Participant’s own purpose or for the benefit of any person or entity (including, without limitation, a Competing Business (as defined below)) other than the Participating Companies or their respective shareholders or affiliates, nor shall the Participant otherwise disclose to any individual or entity at any time while the Participant is employed by the Company or thereafter any Proprietary Information of the Company unless such disclosure (a) has been authorized by the Board of Directors at the Company (the “Board”); (b) is reasonably required within the course and scope of the Participant’s employment or service with the Company; or (c) is required by law, a court of competent jurisdiction or a governmental or regulatory agency. “Proprietary Information” shall mean (a) the name or address of any customer, supplier or parent or subsidiary entity of any Participating Company or any information concerning the transactions or relations of any customer, supplier or parent or subsidiary of any Participating Company or any of its shareholders; (b) any information concerning any product, service, technology or procedure offered or used by any Participating Company, or under development by or being considered for use by any Participating Company; (c) any information relating to marketing or pricing plans or methods, capital structure, or any business or strategic plans of any Participating Company; (d) any inventions, innovations, trade secrets, patents and processes in any way relating, directly or indirectly, to the Participating Companies’ business developed by any Participating Company, the Participant alone or in conjunction with others; and (e) any other information which the Board has determined by resolution and communicated to the Participant in writing to be proprietary information for purposes hereof; provided, however, that “Proprietary Information” shall not include any information that is or becomes generally known to the public other than through actions of the Participant in violation of the restrictive covenants set forth in this Restrictive Covenants Agreement or any Similar Covenants.

[1]	Note to Draft: To include for non-CA participants

3. Exclusivity and Non-Solicitation.

(a) During the period of Participant’s employment or service with the Company (the “Employment Period”), the Participant will not use the Company’s trade secrets or Proprietary Information to compete with the Company anywhere within the United States and any other geographical area in which the Company then engages in business. In accordance with this restriction, but without limiting its terms, during the Employment Period, Participant will not:

(i)enter into or engage in any business which competes with the Company;

(ii)solicit customers, business, patronage or provide services in competition with, or for any business that competes with the Company;

(iii)induce or attempt to induce any person having a business relationship with the Company to cease doing business with the Company or interfere materially with the relationship between any such person and the Company; or

(iv)promote or assist, financially or otherwise, any person, firm, association, partnership, corporate or other entity engaged in a business which competes with the Company.

(b) During the 12-month period following the termination of Participant’s employment with the Company (the “Restricted Period”), the Participant shall not use the Company’s trade secrets or Proprietary Information to:

(i)solicit customers, business, patronage or provide services in competition with, or for any business, wherever located, that competes with any business of the Company within the United States and any other geographical area in which the Company then engages in business or engaged in business at any time during the Participant’s employment with the Company (such business, “Competing Business”);

(ii)induce or attempt to induce any employee of the Company to terminate such employment, or in any way interfere with the employee relationship between the Company and any such employee;

(iii)hire any person who is, or, at any time during the twelve (12)-month period immediately prior to the date of the Participant’s termination of employment, was, an employee of the Company; or

(iv)induce or attempt to induce any person having a business relationship with the Company to cease doing business with the Company or interfere materially with the relationship between any such person and the Company.

Nothing herein shall prohibit the Participant from being a passive owner of not more than two percent (2%) of the outstanding equity of any entity which is publicly traded or a mutual investment fund so long as the Participant has no direct or indirect active participation in the business of such entity.

4. The Participant acknowledges that the Participant is qualified for other comparable employment, including for entities that do not compete with the Company. Accordingly, the Participant represents and warrants that the Participant’s experience and capabilities are such that the Participant will be able to earn an adequate livelihood for the Participant and the Participant’s dependents while the Participant is complying with these covenants or if these covenants should be specifically enforced against the Participant.]2

5. The Participant agrees not to disparage the Company, any of its products or practices, any of its directors, officers, agents, representatives, employees or its parent or subsidiary entities, either orally or in writing, at any time; provided that the Participant shall not be required to make any untruthful statement or to violate any law.

[2]	Note to Draft: To include for CA Participants

6. The parties hereto agree that the time, duration and area for which the covenants set forth in this Restrictive Covenants Agreement are to be effective are reasonable. In the event that any court or arbitrator determines that the time period or the area, or both of them, are unreasonable and that any of the covenants are to that extent unenforceable, the parties hereto agree that such covenants will remain in full force and effect, first, for the greatest time period, and second, in the greatest geographical area that would not render them unenforceable. The parties intend that this Restrictive Covenants Agreement will be deemed to be a series of separate covenants, one for each and every county, parish and similar subdivision of each and every state of the United States of America (and each and every subdivision of each other geographical area in which the Participating Companies then engage in business or engaged in business at any time during the Participant’s employment with the Company). The Participant agrees that damages are an inadequate remedy for any breach of the covenants in this Restrictive Covenants Agreement and that the Company will, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this Restrictive Covenants Agreement. The Participant acknowledges and agrees that this Restrictive Covenants Agreement (a) is ancillary to a valid employment relationship with the Company or any other Participating Company, (b) is reasonably necessary to protect the Company’s legitimate business interest (including, without limitation, the Company’s customer relationships and Proprietary Information), and (c) does not unreasonably restrict the Participant’s right to work in the Participant’s chosen profession. Notwithstanding anything to the contrary, nothing herein is intended to or will prohibit the Participant from filing a charge with, reporting possible violations of law or regulation to, participating in any investigation by, cooperating with, or communicating directly with, or providing information in confidence to, any governmental entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation. For purposes of this Restrictive Covenants Agreement, “Company” shall mean the Company or any of its parents or subsidiaries.

7. The Participant agrees that all inventions, innovations, trade secrets, patents and processes in any way relating, directly or indirectly, to the Company’s business developed by the Participant alone or in conjunction with others at any time during the Participant’s employment by the Company (collectively, “Inventions”) shall belong to the Company. The Participant will use the Participant’s best efforts to perform all actions reasonably requested by the Board to establish and confirm such ownership by the Company. The Participant acknowledges that the Company has provided the Participant with the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act: (i) the Participant shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of Proprietary Information that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, (ii) the Participant shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of Proprietary Information that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (iii) if the Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Participant may disclose the Proprietary Information to the Participant’s attorney and use the Proprietary Information in the court proceeding, only if the Participant files any document containing the Proprietary Information under seal, and do not disclose the Proprietary Information, except pursuant to court order.

8. The Participant acknowledges and agrees that the Company has notified the Participant that the assignments provided for in Section 7) above do not apply to any Inventions that fully qualify for exemption from assignment under the provisions of Section 2870 of the California Labor Code (“Section 2870”), which provides:

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(i) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(ii)Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

If applicable, at the time of disclosure of an Invention that the Participant believe qualifies under Section 2780, the Participant shall provide to the Company, in writing, evidence to substantiate the belief that such Invention qualifies under Section 2870.

[Signature Page to follow]

Name:

Signature:

Date:

[Signature Page to Restrictive Covenants Agreement]